Exhibit 99.1

For Immediate Release

DIGITAL ALLY REPORTS 2008 OPERATING RESULTS

SALES INCREASE 68% TO $32.6 MILLION; PRETAX INCOME RISES 81%

OVERLAND PARK, Kansas (March 9, 2009) – Digital Ally, Inc. (Nasdaq: DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial security applications, today announced record sales and earnings (excluding tax benefits) for the year ended December 31, 2008.  An investor conference call is scheduled for 11:00 a.m. EDT tomorrow, March 10, 2009 (see details below).

For the twelve months ended December 31, 2008, revenue increased 68% to approximately $32.6 million, compared with approximately $19.4 million in the year ended December 31, 2007.

Gross profits increased 67% to $19.6 million (60.2% of revenue) in 2008, compared with gross profits of $11.7 million (60.5% of revenue) in the previous year.  Pretax income rose 81% to approximately $5.2 million, versus approximately $2.9 million in 2007, even though the Company incurred substantial litigation expenses in the third and fourth quarters and higher-than-normal product development and engineering expenses in the fourth quarter of 2008.  After an income tax provision of $1.8 million, the Company recorded net income of $3.3 million in the year ended December 31, 2008.  This compared with net income of $4.5 million, including a non-recurring income tax benefit of $1.7 million (related to the recognition of tax loss carryforwards), in the year ended December 31, 2007.

Basic and diluted earnings per share totaled $0.22 and $0.19, respectively, in 2008. These figures compared with earnings of $0.33 per basic share and $0.28 per diluted share in the previous year, including the non-recurring income tax benefit noted above.  The weighted average number of basic shares outstanding increased 11% to 15,319,257 in the most recent year, versus 13,742,070 shares in 2007.  The weighted average number of diluted shares outstanding increased 8% to 17,509,091 in 2008, compared with 16,163,337 in 2007.

Non-GAAP adjusted net income (net income before income taxes, depreciation, amortization and stock-based compensation), a non-GAAP financial measure, increased 52% to $7.2 million ($0.47 per basic share and $0.41 per diluted share) in the year ended December 31, 2008, when compared with $4.7 million ($0.35 per basic share and $0.29 per diluted share) in the year ended December 31, 2007.  (Non-GAAP adjusted net income is described in greater detail in a table at the end of this news release).

For the three months ended December 31, 2008, the Company reported that its revenue declined to approximately $6.7 million, compared with revenue of approximately $7.0 million in the fourth quarter of 2007.  During the fourth quarter of 2007, the Company received and shipped the largest single order in its history, which was valued at approximately $5.1 million.  The same customer placed orders totaling $532,000 in the fourth quarter of 2008.  In addition, the decrease in fourth quarter revenue was due to the delay in market introduction of the DVM-750, which resulted in the Company’s inability to ship approximately $1.5 million in potential orders that were scheduled for delivery to customers in December 2008.  The Company reported a pretax loss of ($1.0 million) in the fourth quarter of 2008, versus pretax income of $1.5 million in the corresponding period of the previous year, due primarily to lower-than-anticipated sales and higher costs of goods sold related to increased product development and engineering expenses.  Including an income tax benefit of $428,000, the Company reported a net loss of ($609,046) in the three months ended December 31, 2008, compared with net income of $983,750 (after income tax expense of $490,143) in the three months ended December 31, 2007.

Loss per share totaled ($0.04) in the fourth quarter of 2008.  In the prior-year period, the Company reported basic and diluted earnings per share of $0.07 and $0.06, respectively.  The weighted average number of basic and diluted shares outstanding totaled 15,715,717 in the three months ended December 31, 2008, versus 14,069,133 basic shares and 17,639,826 diluted shares in the year-earlier period.

On a non-GAAP basis, the Company recorded a net loss of ($381,697), or ($0.02) per share, in the three months ended December 31, 2008, versus net income of $1,943,202 ($0.14 per basic and $0.11 per diluted share) in the corresponding period of the previous year.  (Non-GAAP adjusted net income is described in greater detail in a table at the end of this news release).

“For the year ended December 31, 2008, Digital Ally continued to experience impressive growth in the operating and financial metrics that have defined the Company’s success and that underlie our optimism for the future,” stated Stanton E. Ross, Chief Executive Officer of Digital Ally, Inc.  “We are proud to report that sales rose 68%, operating income increased 78%, and pretax income was 81% higher than in the previous year.  This growth was totally funded with internally generated cash flows, our shareholders’ equity increased 88% to $17.2 million, and we ended the year with a debt-free balance sheet.  Demand for our DVM-500 In-Car Video Systems continued to build among existing customers, and we significantly expanded our customer base among law enforcement agencies across the U.S. and in a growing number of foreign countries throughout the year.”

“Fourth quarter sales and profitability were disappointing, primarily due to factors associated with timing of the introduction of new products,” continued Ross.  “We had originally expected to begin shipping our new DVM-750 In-Car Video System, which includes a number of upgrades to the DVM-500, in December 2008.  However, certain engineering issues have prevented us from bringing the DVM-750 to market.  We expect to resolve these issues in the next few months.  Customer interest in the DVM-750 has been very high, and we still expect that the DVM-750 will contribute meaningfully to our 2009 revenues.”

“We have determined to suspend our guidance on 2009 revenues based on a number of factors,” continued Ross.  “These factors include the delay in the introduction of the DVM-750 until later in 2009, continued deterioration in the global economic environment, and declines and reallocations in the budgets of law enforcement agencies.  We believe that some of these factors will have an adverse impact on our operating results for the first half of 2009.”

“On a more positive note, we believe that the Economic Stimulus Bill (“Stimulus Bill”) recently passed by Congress should provide funding, including for equipment purchases, by domestic law enforcement agencies.  Our analysis of the Stimulus Bill reveals that over $2 billion in funding will be available for law enforcement equipment, personnel, vehicles, etc. over the next 18 months.  We believe that such funding will have a meaningful impact upon demand for advanced video surveillance products, such as the expanding line of products manufactured by Digital Ally.  However, there remain uncertainties regarding the amount of federal economic stimulus funds that may reach law enforcement agencies, the allocation of these funds to new equipment purchases, and the time frame within which such funds are ultimately disbursed.”

“Regarding the ‘strategic alternatives’ process that has been underway since November 2008, we have been notified by Banc of America Securities, our financial advisor, that the process will continue beyond the end of the first quarter, due to economic and market challenges in the U.S. and internationally,” concluded Ross.

Non-GAAP Financial Measures

Digital has provided financial information in this release that has not been prepared in accordance with GAAP. This information includes non-GAAP adjusted net income. Digital uses such non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Digital’s ongoing operational performance. Digital believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Digital’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude certain non-cash expenses/income including: (1) income tax expense/benefit, (2) depreciation and amortization expenses and (3) share-based compensation expense pursuant to SFAS 123(R).

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Conference Call

The Company will host an investor conference call at 11:00 a.m. Eastern Time tomorrow, March 10, 2009, to discuss its 2008 operating results, along with other topics of interest.  Shareholders and other interested parties may participate in the conference call by dialing 800-860-2442 (international/local participants dial 412-858-4600) and asking to be connected to the “Digital Ally, Inc. Conference Call” a few minutes before 11:00 a.m. EDT on March 10, 2009.  The call will also be broadcast live on the Internet at www.videonewswire.com/event.asp?id=56451.  A replay of the conference call will be available one hour after the completion of the conference call from March 10, 2009 until May 8, 2009 by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID 428403.

The call will also be archived on the Internet through April 9, 2009, at www.videonewswire.com/event.asp?id=56541 and on the Company’s website at www.digitalallyinc.com.

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial security applications.  The Company’s primary focus is digital video imaging and storage.  For additional information, visit www.digitalallyinc.com

The Company is headquartered in Overland Park, Kansas, and its shares are traded on The Nasdaq Capital Market under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.  These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management.  Therefore, actual results could differ materially from the forward-looking statements contained in this press release.  A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: whether the Company’s consideration of strategic alternatives will result in a transaction; the Company’s to deliver its new product offerings as scheduled and have them perform as planned or advertised; its ability to continue to increase revenue and profits; its ability to continue to expand its share of the in-car video market in the domestic and international law enforcement communities whether there will be a commercial market, domestically and internationally, for one or more of its new products; its ability to commercialize its products and production processes, including increasing its production capabilities to satisfy orders in a cost-effective manner; whether the Company will be able to adapt its technology to new and different uses, including being able to introduce new products; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; its ability to obtain patent protection on any of its products and, if obtained, to defend such intellectual property rights; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters.  These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures.  The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements.  The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking.  The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.  Additional information respecting factors that could materially affect the Company and its operations are contained in its annual report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 814-7774
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com

(Financial Highlights Follow)

DIGITAL ALLY, INC.
CONDENSED BALANCE SHEETS
DECEMBER 31, 2008 AND 2007

	(Unaudited) 2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$1,205,947	$4,255,039
Accounts receivable-trade, net	6,242,306	523,011
Accounts receivable-other	414,176	211,687
Inventories	8,359,961	2,964,098
Prepaid income taxes 0	85,943	—
Prepaid expenses	217,916	232,901
Deferred taxes	1,345,000	795,000
Total current assets	17,871,249	8,981,736
Furniture, fixtures and equipment	2,471,205	1,180,318
Less accumulated depreciation	738,554	301,632
	1,732,651	878,686

Deferred taxes	975,000	980,000
Intangible assets, net	365,643	—
Other assets	149,066	65,007
Total assets	$21,093,609	$10,905,429

LIABILITIES AND STOCKHOLDERS” EQUITY
Current liabilities:
Accounts payable	$2,791,565	$1,008,831
Accrued expenses	1,053,624	507,695
Income taxes payable	—	26,000
Customer deposits	84,039	243,171
Total current liabilities	3,929,228	1,785,697
Unearned income	—	3,864

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; Shares issued and outstanding: 14,092,260 – 2007; 13,309,027 – 2006	15,926	14,092
Additional paid in capital	18,428,292	12,110,890
Treasury stock, at cost (210,360 shares)	(1,624,353)	—
Accumulated deficit	344,516	(3,009,114)
Total stockholders’ equity	17,164,381	9,115,868

Total liabilities and stockholders’ equity	$21,093,609	$10,905,429

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008 FILED WITH THE SEC)

DIGITAL ALLY, INC.
CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS (UNAUDITED) AND YEARS (AUDITED)
ENDED DECEMBER 31, 2008 AND 2007

	Three Months Ended		Years Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Revenue	$6,684,481	$7,031,488	$32,625,477	$19,391,082
Cost of revenue	3,066,001	2,964,776	12,980,683	7,649,930
Gross profit	3,681,480	4,066,712	19,644,794	11,741,152
Operating expenses	4,662,603	2,599,989	14,544,759	8,875,915
Operating income (loss)	(1,044,123)	1,466,723	5,100,035	2,865,237

Financial income (expense)
Interest income	7,077	18,979	78,595	34,609
Interest expense	—	(303)	—	(28,006)
Other, net	—	(11,506)	—	(11,506)
	7,077	7,170	78,595	(4,903)

Income (loss) before income tax (provision) benefit	(1,037,046)	1,473,893	5,178,630	2,860,334
Income tax (provision) benefit	428,000	(490,143)	(1,825,000)	1,663,000
Net income (loss)	$(609,046)	$983,750	$3,353,630	$4,523,334

Net income (loss) per share information:
Basic	$(0.04)	$0.07	$0.22	$0.33
Diluted	$(0.04)	$0.06	$0.19	$0.28

Weighted average shares outstanding:
Basic	15,715,717	14,069,133	15,319,257	13,742,070
Diluted	15,715,717	17,639,826	17,509,091	16,163,337

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008 FILED WITH THE SEC)

DIGITAL ALLY, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED NET INCOME
FOR THE THREE MONTHS AND YEARS ENDED
DECEMBER 31, 2008 AND 2007
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007

Net income (loss)	$(609,047)	$983,750	$3,353,630	$4,523,334
Non-GAAP adjustments:
Income tax provision (benefit)	(428,000)	490,143	1,825,000	(1,663,000)
Stock-based compensation	493,006	402,681	1,599,264	1,696,959
Depreciation and amortization	162,344	66,628	455,255	192,033
Total Non-GAAP adjustments	227,350	959,452	3,879,519	225,992

Non-GAAP adjusted net income (loss)	$(381,697)	$1,943,202	$7,233,149	$4,749,326

Non-GAAP adjusted net income (loss) per share information:
Basic	$(0.02)	$0.14	$0.47	$0.35
Diluted	$(0.02)	$0.11	$0.41	$0.29

Weighted average shares outstanding:
Basic	15,715,717	14,069,133	15,319,257	13,742,070
Diluted	15,715,717	17,639,826	17,509,091	16,163,337

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008 FILED WITH THE SEC)

DIGITAL ALLY, INC.
CONDENSED STATEMENT OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
Cash Flows From Operating Activities
Net income (loss)	$3,353,630	$4,523,334
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation	455,255	192,033
Stock based compensation	1,599,264	1,696,959
Shares of common stock issued in lieu of cash compensation	—	87,500
Reserve for inventory obsolescence	332,793	196,328
Reserve for bad debt allowance	61,776	28,224
Deferred tax benefits	(545,000)	(1,775,000)

Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable - trade	(5,781,071)	426,591
Accounts receivable - other	(202,489)	14,029
Inventories	(5,728,656)	(1,634,204)
Prepaid income taxes	(85,943)	—
Prepaid expenses	14,985	189,378
Other assets	(84,059)	(5,702)
Increase (decrease) in:
Accounts payable	1,782,734	356,929
Accrued expenses	545,929	327,122
Income taxes payable	(111,943)	26,000
Customer deposits	(159,132)	222,272
Unearned income	(3,864)	(1,384)
Net cash provided by (used in) operating activities	(4,469,848)	4,870,409

Cash Flows from Investing Activities
Purchases of furniture, fixtures and equipment	(1,290,887)	(562,978)
Additions to intangible assets	(383,976)	—
Net cash (used in) investing activities	(1,674,863)	(562,978)

Cash Flows from Financing Activities
Net (repayments) on line of credit	—	(500,000)
Proceeds from exercise of stock options and warrants	2,374,972	378,448
Excess tax benefits related to stock based compensation	2,345,000	12,000
Purchase of common shares for treasury	(1,624,353)	—
Net cash provided by (used in) financing activities	3,095,619	(109,552)
Increase (decrease) in cash	(3,049,092)	4,197,879
Cash and cash equivalents, beginning of year	4,255,039	57,160
Cash and cash equivalents, end of year	$1,205,947	$4,255,039
Supplemental disclosures of cash flow information:
Cash payments for interest	$—	$28,006
Cash payments for income taxes	$131,000	$74,000
Supplemental disclosures of non-cash investing and financing activities: Common stock issued for settlement of note payable	$—	$500,000
Common stock surrendered as consideration for exercise of stock options	$539,566	$—

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008 FILED WITH THE SEC)